Exhibit 10.1

CONFIDENTIAL INFORMATION, WORK PRODUCT,
AND RESTRICTIVE COVENANT AGREEMENT

This Confidential Information, Work Product, and Restrictive Covenant Agreement (“Agreement”) is made by and between IDEXX Laboratories, Inc. and its parents, subsidiaries, affiliates, predecessors, successors and assigns (the “Company”) and the undersigned individual (“Employee”) (collectively, the “Parties” and individually a “Party”).
WHEREAS, the Company and Employee agree that the Company has a legitimate business interest in, among other things, its Confidential Information (defined below) and Trade Secrets (defined below), and in the significant time, money, training, team building and other efforts it expends to develop Employee’s skills to assist Employee in performing Employee’s duties for the Company, including with respect to establishing, developing and maintaining the goodwill and business relationships with the Company’s customers and employees, all of which Employee agrees are valuable assets of the Company to which it has devoted substantial resources;
WHEREAS, the Company and Employee agree that the Company’s Confidential Information and Trade Secrets, including key information about, and goodwill in, its customers and employees are not generally known to the public, were developed over time and at significant cost to the Company, and are the subject of reasonable efforts of protection by the Company against disclosure to unauthorized parties; and
WHEREAS, as part of performing Employee’s duties for the Company, Employee will have access to and/or will use the Company’s Confidential Information and Trade Secrets and will work with customers and employees; and
WHEREAS, the Company and Employee agree that this Agreement is reasonable to protect the Company against the irreparable harm it would suffer if Employee left the Company’s employment (for any reason) and used or disclosed its Confidential Information and Trade Secrets, and/or interfered with the goodwill and relationships the Company has in its customers and employees.
NOW, THEREFORE, for good and valuable consideration, to which Employee would not otherwise be entitled without entering into this Agreement, including: (a) the promises and covenants contained in this Agreement; (b) Employee’s employment or continued employment with the Company; (c) Employee’s access to and use of the Company’s Confidential Information and Trade Secrets, including key information about, and goodwill in, its customers and employees; (d) the specialized training the Company provides to Employee to allow Employee to perform Employee’s duties for the Company; and/or (e) other good and valuable monetary consideration, the Company and Employee agree as follows (including the foregoing recitals which are expressly incorporated in this Agreement):
1.Disclosures.  In order to maintain Employee’s confidentiality obligations and to avoid conflicts of interest which may arise, Employee will disclose (and allow the Company to disclose) to any future prospective employers the existence of this Agreement and the nature of Employee’s confidentiality and restrictive covenant obligations arising from it before Employee accepts any new position of employment.

2.Definitions.
2.1“Confidential Information” means information that is created and used in the Company’s business and which is not generally known by the public, including but not limited to: trade secrets, proprietary or customized software and databases (including, but not limited to, veterinary practice management platforms relating to issues such as patient scheduling and care, customer information and communications (including telemedicine), medication management and prescriptions, and business and/or personnel management and development); manufacturing processes and methods, product formulas, research and development used by or in development for use or sale by the Company (including, but not limited to those relating to the manufacture of laboratory products, instruments, equipment, and consumables used in veterinary and/or human medicine); new product plans; the Company’s confidential records pertaining to its existing or potential customers, including key customer contact information, contract terms and related information; confidential business opportunities; merger or acquisition activity (including targets, opportunities, or prospects); confidential information regarding suppliers or vendors, including key supplier or vendor contact information, contract terms and related information; strategies for advertising and marketing; confidential business processes and strategies, including training, policies and procedures; personnel composition (wages, specialization, etc.); financial and revenue data and reports, including pricing, quoting and billing methods; and any other business information that the Company maintains as confidential. Employee specifically understands and agrees that the term Confidential Information also includes all confidential information of a third party that may be communicated to, acquired by, learned of, or developed by Employee in the course of or as a result of Employee’s employment with the Company. Confidential Information does not include information that is or may become known to Employee or to the public from sources outside the Company and through means other than a breach of this Agreement or disclosed by Employee after written approval from the Company.
2.2“Competitive Product or Service” means any product, process, system or service (in existence or under development) of any person or organization other than the Company that is the same as, similar to, or competes with, a product, process, system or service (in existence or under development) upon which Employee worked or had responsibilities at the Company during the twenty-four (24) months prior to the Last Day (as defined below).
2.3“Competitor” means Employee or any other person or organization engaged in or about to become engaged in, research or development, production, marketing, leasing, selling, or servicing of a Competitive Product or Service.
2.4“Customer” means any person(s) or entity(ies) whom, within twenty-four (24) months prior to the Last Day, Employee, directly or Indirectly (e.g., through employees whom Employee supervised): (a) provided products or services in connection with the Company’s business; or (b) provided written proposals concerning receiving products or services from the Company.
2.5“Effective Date” means the date on which the provisions of this Agreement, or any of them, may be enforced by any Party.
2.5.1.1With respect to the Non-Competition restrictions set forth in Section 3.1 below, the Effective Date refers to the later of the date that occurs (a) one year after Employee’s commencement of employment with the Company or (b) six (6) months after Employee’s execution of this Agreement. Employees who (i) prior to September 19, 2019, executed an agreement with the Company that contains any non-competition restriction and (ii) have remained continuously employed by the Company since executing such an agreement shall remain bound by such restrictions until the Effective Date of the Non-Competition restrictions in Section 3.1 of this Agreement. Thereafter, the terms of this Agreement shall fully supersede such prior agreement(s).
2.5.1.2With respect to all provisions of this Agreement other than Section 3.1, Effective Date refers to the date on which Employee executes this Agreement.

2.6“Indirectly” means (including as defined in Section 2.4) that Employee will not assist others in performing business activities that Employee is prohibited from engaging in directly under this Agreement.
2.7“Last Day” means Employee’s last day of employment with the Company regardless of the reason for Employee’s separation, including with or without cause, voluntary or involuntary. It does not encompass Employee’s continuous employment between Company entities. As referenced below, such movement shall be deemed as unbroken and continued employment under this Agreement and these covenants.
2.8“Restricted Geographic Area” means the territory (i.e.: (i) country(ies) (ii) state(s), (iii) county(ies), or (iv) city(ies)) in which, during the twenty-four (24) months prior to the Last Day: (a) Employee provided services on behalf of the Company; (b) Employee solicited Customers or otherwise sold products or services on behalf of the Company; (c) the Company sold products or services and Employee had Confidential Information about (i) the Company’s business in the territory and/or (ii) the products or services sold in the territory; and/or (d) individuals supervised by Employee provided services, solicited Customers, or otherwise sold products or services on behalf of the Company.
2.9“Restricted Period” means the period of Employee’s employment with the Company and a period of twenty-four (24) months after the Last Day. Employee recognizes that this durational term is reasonably and narrowly tailored to the Company’s legitimate business interest and need for protection with each position Employee holds at the Company.
2.10“Trade Secret” means information defined as a trade secret under applicable state law or the Defend Trade Secrets Act of 2016.
3.Restrictive Covenants. To protect the Company’s legitimate business interests, including with respect to Employee’s access to and use of the Company’s Confidential Information and Trade Secrets, including key information about, and goodwill in, its referral sources, customers and employees, Employee agrees that:

3.1Non-Competition.  Prior to the Effective Date, if the Employee is subject to an agreement effective before September 19, 2019, the Employee shall remain bound by any such prior agreement(s). Following the Effective Date, during the Restricted Period and within the Restricted Geographic Area, Employee will not, directly or Indirectly, perform the same or similar responsibilities Employee performed for the Company in connection with a Competitive Product or Service. Notwithstanding the foregoing, Employee may accept employment with a Competitor whose business is diversified, provided that: (a) Employee will not be engaged in working on or providing Competitive Products or Services or otherwise use or disclose Confidential Information or Trade Secrets; and (b) the Company receives prior written assurances from the Competitor and Employee that are satisfactory to the Company that Employee will not work on or provide Competitive Products or Services, or otherwise use or disclose Confidential Information or Trade Secrets. In addition, nothing in this Agreement is intended to prevent Employee from investing Employee’s funds in securities of a person engaged in a business that is directly competitive with the Company if the securities of such a person are listed for trading on a registered securities exchange or actively traded in an over-the-counter market and Employee’s holdings represent less than one percent (1%) of the total number of outstanding shares or principal amount of the securities of such a person.

3.2Non-Solicitation and Non-Inducement of Customers.  During the Restricted Period and in connection with a Competitive Product or Service, Employee shall not directly or Indirectly: (a) solicit or attempt to solicit any Customer; or (b) induce or encourage any Customer to terminate a relationship with the Company or otherwise to cease accepting services or products from the Company.
3.3Non-Solicitation and Non-Inducement of Employees.  During the Restricted Period, Employee shall not directly or Indirectly: (a) solicit, recruit, encourage (or attempt to solicit, recruit or encourage), or by assisting others in soliciting, recruiting or encouraging, any Company employees or former employees with whom Employee worked, had business contact, or about whom Employee gained non-public or Confidential Information (“Employees or Former Employees”); (b) contact or communicate with Employees or Former Employees for the purpose of inducing, assisting, encouraging and/or facilitating them to terminate their employment with the Company or find employment or work with another person or entity; (c) provide or pass along to any person or entity the name, contact and/or background information about any Employees or Former Employees or provide references or any other information about them; (d) provide or pass along to Employees or Former Employees any information regarding potential jobs or entities or persons for which to work, including but not limited to job openings, job postings, or the names or contact information of individuals or companies hiring people or accepting job applications; and/or (e) offer employment or work to any Employees or Former Employees. For purposes of this covenant, “Former Employees” shall refer to employees who are not employed by the Company at the time of the attempted recruiting or hiring, but were employed by, or working for the Company in the three (3) months prior to the time of the attempted recruiting or hiring and/or interference.
3.4Covenants are Reasonable.  Employee acknowledges and agrees that: the covenants in this section are necessary and essential to protect the Company’s Confidential Information, Trade Secrets and the goodwill in its customers and employees; the area, duration and scope of the covenants in this section are reasonable and necessary to protect the Company; they do not unduly oppress or restrict Employee’s ability to earn a livelihood in Employee’s chosen profession; they are not an undue restraint on Employee’s trade or any of the public interests that may be involved; good and valuable consideration exists for Employee’s agreement to be bound by such covenants; and the Company has a legitimate business purpose in requiring Employee to abide by the covenants set forth in this section.
4.Confidential Information and Trade Secrets.
4.1Access and Use.  Employee expressly acknowledges and agrees that, by virtue of Employee’s employment with the Company and exercise of Employee’s duties for the Company, Employee will have access to and will use certain Confidential Information and Trade Secrets, and that such Confidential Information and Trade Secrets constitute confidential and proprietary business information and/or Trade Secrets of the Company, all of which is the Company’s exclusive property. Accordingly, Employee agrees that Employee will not, and will not permit any other person or entity to, directly or Indirectly, without the prior written consent of the Company: (a) use Confidential Information or Trade Secrets for the benefit of any person or entity other than the Company; (b) remove, copy, duplicate or otherwise reproduce any document or tangible item embodying or pertaining to any of the Confidential Information or Trade Secrets, except as required to perform responsibilities for Company; and (c) while employed and thereafter, publish, release, disclose, deliver or otherwise make available to any third party any Confidential Information or Trade Secrets by any communication, including oral, documentary, electronic or magnetic information transmittal device or media.
4.2Duration of Confidential Information and Trade Secrets.  This obligation of non-disclosure and non-use shall last so long as the information remains confidential. Employee, however, understands that, if Employee primarily lives and works in any state requiring a temporal limit on non-disclosure clauses, Confidential Information shall be protected for no less than two (2) years following the Last Day.  Employee also understands that Trade Secrets are protected by statute and are not subject to any time limits.  Employee also agrees to contact the Company before using, disclosing, or distributing any Confidential Information or Trade Secrets if Employee has any questions about whether such information is protected information.
4.3Immunity under the Defend Trade Secrets Act of 2016.  Employee shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a Trade Secret that: (a) is made (i) in confidence to a Federal, State, or local government official, either directly or Indirectly, or to an attorney, and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (b) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. Disclosures to attorneys, made under seal, or pursuant to court order are also protected in certain circumstances under said Act.
4.4Additional Legal Exceptions to Non-Disclosure Obligations.  Nothing in this Agreement shall be construed to prevent disclosure of Confidential Information as may be required by applicable law or regulation; especially with respect to a federal or state administrative agency (e.g., EEOC, equivalent state employment agency, etc.), or pursuant to the valid order of a court of competent jurisdiction or an authorized government agency, provided that the disclosure does not exceed the extent of disclosure required by such law, regulation, or order. With respect to an order of a court of competent jurisdiction, Employee will promptly provide the General Counsel of the Company with written notice of any such order. If the Company chooses to seek a protective order or other remedy, Employee will cooperate fully with the Company. If the Company does not obtain a protective order or other remedy or waives compliance with certain provisions of this Agreement, Employee will furnish only that portion of the Confidential Information which, in the written opinion of counsel, is legally required to be disclosed and will use its best efforts to obtain assurances that confidential treatment will be accorded to such disclosed Confidential Information. In addition, nothing in this Agreement in any way prohibits or is intended to restrict or impede, and shall not be interpreted or understood as restricting or impeding, Employee from exercising Employee’s rights under Section 7 of the National Labor Relations Act (NLRA) or otherwise disclosing information as permitted by law.
5.Return of Company Property and Information. Employee agrees that upon the Last Day (or earlier if requested by the Company) to immediately return to the Company all property and information belonging to the Company (in electronic or hard-copy form). Employee shall also disclose to the Company any passwords for Employee’s computer or other access codes for anything associated with Employee’s employment with the Company, and shall not delete or modify or alter any property prior to its return to the Company. Employee also shall provide the Company with access to any personal computer, tablet, phone, external hard drives, flash drives, cloud-based storage platforms, or any other personal device or storage location with Company information, whether or not such information is designated as confidential or proprietary, so that the Company may remove or delete any Company information.
6.Assignment of Inventions and Original Works.
6.1Prior Inventions and Creative Works.  Employee understands Employee’s obligation (on or before the date Employee executes this Agreement) to identify to the Company in writing any of Employee’s Prior Inventions or Creative Works. Employee’s failure to do so means that no such Prior Inventions or Creative Works exist. Employee agrees not to incorporate, or permit to be incorporated, any Prior Invention or Creative Works owned by Employee, or in which Employee has an interest, into a Company product, process, program, or machine, including any software code created or developed on the Company’s behalf or in which the Company has an ownership interest pursuant to the terms of this Agreement, without the Company’s prior written consent. “Prior Inventions” means all Inventions that were made by Employee prior to Employee’s employment with the Company, that belong to Employee and which relate to the Company’s current or proposed business, products, services, or research and development, and are not presently assigned by Employee under this Agreement. “Creative Works” means any and all works of authorship including, for example, written documents, spreadsheets, graphics, designs, trademarks, service marks, algorithms, computer programs and code, protocols, formulas, mask works, brochures, presentations, photographs, music or compositions, manuals, reports, and compilations of various elements.
6.2Assignment of Inventions.  Employee agrees to promptly make full written disclosure to the Company of, to hold in trust for the sole right and benefit of the Company, and presently assign to the Company (or its designees), without any additional consideration, all of Employee’s right, title, and interest in and to any and all Inventions that Employee Invents during Employee’s employment or for a period of one (1) year following the Last Day. Employee understands that the obligations under this section do not apply to any Invention for which no equipment, supplies, facility, or Confidential Information or Trade Secrets of the Company was used and which was developed entirely on Employee’s own time, unless (a) the Invention relates (i) to the business of the Company, or (ii) to the Company’s actual or demonstrably anticipated research or development, or (b) the Invention results from any work performed by Employee for the Company. “Invention(s)” means inventions, developments, concepts, improvements, designs, discoveries, devices, apparatus, processes, practices, compositions, formulas, machines, articles of manufacture, methods (including business methods), inventive ideas, algorithms, computer software code and programs, protocols, formulas, mask works, compositions, trademarks, service marks, or trade secrets, whether or not reduced to practice, patentable, or registrable under patent, copyright, trademark, or similar laws, which Employee Invents, either solely or jointly, during normal working hours or when Employee is expected to be working, or that relate to the business of the Company or to the Company’s actual or demonstrably anticipated research or development, or that are substantially aided by Employee’s use of the Company’s equipment, supplies, facilities, or Confidential Information or Trade Secrets, or contains any of the Company’s Confidential Information or Trade Secrets, or that are the direct or substantial result of any work performed by Employee for the Company. “Invent,” “Invents,” and “Invented” means to conceive of, develop, reduce to practice, or otherwise invent (as that term is commonly understood) and is not limited to its general usage under U.S. or foreign patent law.

6.3Works Made for Hire.  Employee acknowledges that all Creative Works that are made by Employee (solely or jointly with others) within the scope of and during the period of Employee’s employment with the Company and which are protectable by copyright are “works made for hire,” as that term is defined in the United States Copyright Act (17 U.S.C. § 101) and are deemed specially ordered by the Company under the U.S. Copyright law. In the event that any Creative Work is determined not to be a “work made for hire,” this Agreement shall operate as an irrevocable assignment by Employee to the Company of all applicable state, federal, and international copyrights, trademarks, service marks, or other similar rights in the Creative Work, including all right, title, and interest.
6.4Patent and Copyright Registrations.   Employee agrees (both during and after employment) to: assist the Company (or its designees), at the Company’s expense, but without additional compensation to Employee, to secure the Company’s rights, as well as the rights of any government entities or third parties to which the Company directs any assignment, in any Inventions, copyrights, or other intellectual property rights in any and all countries. If the Company is unable for any reason whatsoever, including the Company’s inability after expending reasonable efforts to locate Employee or the Employee’s mental or physical incapacity, to secure Employee’s signature to apply for or to pursue any application for any United States or foreign patents or copyright registrations or other intellectual property rights (or on any document transferring ownership thereof) covering Inventions, Prior Inventions, or Creative Works assigned to the Company under this Agreement, Employee hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as Employee’s agent and attorney-in-fact to act for and on Employee’s behalf and in Employee’s stead to execute and file any such applications and documents and to do all other lawfully permitted acts to further the prosecution and issuance of patents or copyright registrations or transfers thereof with the same legal force and effect as if executed by Employee. This appointment is coupled with an interest in and to the Inventions and Creative Works and shall survive Employee’s death or disability.
6.5Duty to Disclose Information and Maintain Records.  Employee agrees that while employed and for two (2) years following the Last Day, to promptly disclose to the Company in writing all Inventions and Creative Works authored or conceived by Employee, alone or jointly with others, along with all attempts to register, patent, or otherwise claim ownership over or alienate such Inventions and Creative Works.
6.6Moral Rights. To the maximum extent allowed by law, the assignment of rights in this Section 6 includes all rights of paternity, integrity, disclosure, and withdrawal and any other rights that may be known as or referred to as “moral rights,” “artist’s rights,” “droit moral” or the like (collectively, “Moral Rights”). To the extent that Employee retains any such Moral Rights under applicable law, Employee hereby ratifies and consents to (and provides all necessary ratifications and consents to) any action that may be taken with respect to such Moral Rights by (or authorized by) the Company, and Employee agrees not to assert any Moral Rights with respect thereto. Employee will confirm any such ratifications, consents and agreements from time to time as requested by the Company.
7.At-Will. Employee acknowledges and agrees that nothing in this Agreement is a guarantee or assurance of employment for any specific period of time. Employee understands that Employee is an at-will employee and that either Employee or Company may terminate this at-will employment relationship at any time for any reason not prohibited by law.
8.Severability and Reformation.  Employee and the Company agree if any particular paragraphs, subparagraphs, phrases, words, or other portions of this Agreement are determined by an appropriate court to be invalid or unenforceable as written, they shall be modified as necessary to comport with the reasonable intent and expectations of the parties and in favor of providing reasonable protection to all of the Company’s legitimate business interests, and such modification shall not affect the remaining provisions of this Agreement, or if any provision(s) cannot be modified to be made valid or enforceable, then they shall be severed from this Agreement, and all remaining terms and provisions shall remain enforceable.
9.Tolling.  The Company reserves the right to request, and Employee will not object, that a court of competent jurisdiction extend the Restricted Period for any period of time that Employee is in breach of this Agreement as a form of equitable relief so that the Company receives the full benefit of Employee’s promises in the restrictive covenants.
10.Relief, Remedies and Enforcement.  Employee acknowledges and agrees that a breach of any provision of this Agreement by Employee will cause serious and irreparable injury to the Company that will be difficult to quantify and that money damages alone will not adequately compensate the Company. In the event of a breach or threatened or intended breach of this Agreement by Employee, the Company shall be entitled to injunctive relief, both temporary and final, enjoining and restraining such breach or threatened or intended breach. Employee further agrees that should Employee breach this Agreement, the Company will be entitled to any and all other legal or equitable remedies available to it, including the recovery and return of any amount paid to Employee to enter into this Agreement, the disgorgement of any profits, commissions, or fees realized by Employee, any subsequent employers, any business owned or operated by Employee, or any of Employee’s agents, heirs, or assigns. Employee shall also pay the Company all reasonable costs and attorneys’ fees the Company incurred because of Employee’s breach of any provisions of this Agreement.

11.Entire Agreement, Amendments.  Employee agrees that this Agreement constitutes the entire agreement and understanding between the parties and, except as specifically described in Sections 2.5.1 and 3.1 above, or otherwise agreed to in a writing signed by Employee and the General Counsel of the Company, this Agreement supersedes any prior agreements, either oral or in writing, between Employee and the Company with respect to all matters within the scope of this Agreement. No provision of this Agreement may be modified, waived, or discharged unless such waiver, modification, or discharge is agreed to in writing and signed by Employee and the General Counsel of the Company. This Agreement shall be enforced in accordance with its terms and shall not be construed against either party.
12.No Conflicts. Employee represents and warrants that Employee’s performance of all the terms of this Agreement, and the performance of Employee’s duties as an employee of the Company or the fact of Employee’s employment with the Company, do not and will not breach any agreement between Employee and any other person, including any prior employer.
13.Survival.  The obligations Employee has undertaken in this Agreement shall survive the Last Day and no dispute regarding any other provisions of this Agreement or regarding Employee’s employment or the termination of Employee’s employment shall prevent the operation and enforcement of these obligations.
14.Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall constitute an original, and all of which shall constitute one instrument. A signature made on a .PDF or facsimile copy of this Agreement or a signature to this Agreement transmitted by .PDF or facsimile shall have the same effect as an original signature.
15.Successors and Assigns.  This Agreement shall be binding upon, and inure to the benefit of, the parties and their respective successors and permitted assigns. Employee may not assign Employee’s rights and obligations under this Agreement without prior written consent of the Company. The Company may assign this Agreement and/or its rights or obligations under this Agreement. Any and all rights and remedies of the Company under this Agreement shall inure to the benefit of and be enforceable by any successor or assignee of the Company.
16.Governing Law/Venue/Waiver. This Agreement shall be construed and enforced in accordance with the laws of the State of Maine without reference to principles of conflicts of laws. The parties stipulate that the exclusive venue for any legal proceeding arising out of this Agreement is the state and federal courts sitting in Portland, Maine (Cumberland County), and waives any defense, whether asserted by motion or pleading, that the venue specified by this section is an improper or inconvenient venue; provided that the Company may commence a legal proceeding in any other relevant jurisdiction for the purpose of enforcing its rights under this Agreement. The parties further agree that any disputes between them, whether relating to this Agreement or any other conflict, claim or dispute, shall be tried by a judge. The parties waive their rights to a jury trial of any dispute between them.
17.Electronic Signature. Employee agrees that the Company may enforce this Agreement with a copy for which Employee has provided an electronic signature, and that such electronic signature may be satisfied by procedures that the Company or a third party designated by the Company has established or may establish for an electronic signature system, and Employee’s electronic signature shall be the same as, and shall have the same force and effect as, Employee’s written signature. By electronically accepting this Agreement, Employee agrees to the following: “This electronic contract contains my electronic signature, which I have executed with the intent to sign this Agreement.”

IN WITNESS WHEREOF, the undersigned Employee has executed this Agreement freely and voluntarily with the intention of being legally bound by it.

Signature:

Name:

Dated: